Exhibit 99.1

News Release

AstroNova Strengthens its Position in the Color Digital Package Printing Market with the Acquisition of MTEX NS

Adds Portugal-based Leader in Label, Packaging, and Direct-to-Film Printing Solutions

Highlights

•	Transaction adds key market adjacencies to Product Identification segment

•	MTEX NS becomes a wholly owned subsidiary of AstroNova

•	Company to host conference call for investors at 3:00 p.m. ET today

West Warwick, R.I., May 9, 2024 — AstroNova, Inc. (Nasdaq: ALOT) (“AstroNova” or the “Company”), a global leader in data visualization technologies, today announced that on May 6, 2024, it acquired MTEX NS, S.A. for a total enterprise value of €24.3 million. Additionally, the transaction provides for up to a €4 million earnout payable to the seller over three years based on the achievement of specified revenue growth targets. AstroNova expects the transaction to add an additional $8 million to $10 million in revenue in this fiscal year.

“MTEX NS is a highly innovative manufacturing and technology development company whose multiple lines of industrial grade products significantly expand our Product Identification portfolio. MTEX NS brings multiple complementary market adjacencies while broadening our addressable customer base and geographic reach,” said Greg Woods, AstroNova’s President and Chief Executive Officer. “Recently, MTEX NS introduced a breakthrough printer for direct-to-film (DTF) transfers that enables printing on a wide variety of materials including fabrics, leather, and hard-surface materials. The acquisition also further expands our sustainable packaging capabilities, such as recycled cardboard printing and environmentally friendly, water-based inks.

“The MTEX NS team possesses broad and deep inkjet and UV piezo technology experience, allowing the company to consistently develop and deliver highly differentiated, color digital printers that provide customers with industry-leading speed and quality,” Woods said. “This experience will add to and complement our own technical expertise.”

Headquartered in a vibrant technology hub outside of Porto, Portugal, MTEX NS operates an 81,000-square-foot engineering and manufacturing center and has strong distributors in Europe, the Middle East, and North and South America.

MTEX NS’s industrial printing solutions address four areas of the digital printing market:

•	Packaging: Professional wide-format and dual-sided printing on corrugated boxes and paper used in applications such as healthcare, logistics, and e-commerce

•	Flexible Packaging: Flexible package printing on a range of substrates including thermoplastic polymers, multilayer materials, and paper for healthcare, food and beverage, and other applications

•	Color Labels: High-speed, professional color label printing and finishing that provide all-in-one solutions for in-house or commercial printing

•	Textiles: Innovative printing solutions developed for transfer film, that can transfer images to a wide range of materials

MTEX NS will operate as a wholly owned subsidiary of AstroNova. The entire MTEX NS team is expected to continue under the current brand and management structure, with Elói Ferreira continuing to serve as Chief Executive Officer. Ferreira stated, “Since our inception in 2011, we have challenged the status quo of the global printing industry in our served markets, building a reputation for excellence with customers in approximately 100 countries around the world. We are proud to continue that journey as part of AstroNova and are excited about the many opportunities ahead.”

Woods added, “For more than a decade, MTEX NS has been at the forefront of the digital packaging printing market. The company’s state-of-the-art manufacturing center is a model of cost efficiency and one of the most advanced factories of its kind in Europe. MTEX NS has built strong relationships with packaging and labeling OEMs covering a broad range of commercial printing and packaging applications. By combining the strengths of our technology and go-to-market teams, we expect to see MTEX NS execute its aggressive growth objectives. We are thrilled to welcome Elói and the entire MTEX NS team to the AstroNova family.”

To see many of the latest AstroNova and MTEX NS printers in action, the companies invite you to visit their large, combined booth in Hall 5 at Drupa 2024, which takes place from May 28 to June 7, 2024, in Düsseldorf, Germany.

The transaction was funded with borrowings from an amended version of the Company’s existing senior bank debt facilities.

The Current Report on Form 8-K disclosing this transaction and the amended credit agreement was filed concurrently with the issuance of this news release.

Investor Conference Call

AstroNova management will host a conference call for investors at 3:00 p.m. ET today to discuss the transaction. To participate in the conference call, please dial 833-470-1428 (U.S. and Canada) or 404-975- 4839 (International) approximately 10 minutes prior to the start time and enter Conference ID 350024. Presentation slides will be accessible on the website ahead of the call.

A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

About MTEX NS

MTEX NS, founded in 2011 and headquartered in Vila Nova de Famalicão, Portugal, is a global leader in digital printing technology. The company offers advanced digital solutions for textiles, packaging, and labeling, combining engineering creativity with a steadfast commitment to sustainability.

MTEX NS has 81,000 square feet of facilities, including laser cutting, bending, welding, CNC centers, a painting unit, software and electronics development, allowing the highest standards of quality and certification in the entire manufacturing process.

The company’s seasoned R&D team, boasting over 10 years of MTEX experience, in addition to product development, partners with global knowledge hubs like universities and research centers. These collaborations focus on disruptive, high-value projects, ensuring MTEX NS remains an innovation leader.

Learn more at www.mtexns.com.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not be able to realize the expected benefits from our acquisition of MTEX NS, (ii) the risk that the growth objectives for MTEX NS may not be achieved, and (iii) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

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